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                       [Letterhead of Fahn, Hanne & Co.]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As the independent certified public accountants of Ampal Industries (Israel) Ltd., we hereby consent to the incorporation of our report included in FORM 10-K into the Company's previously filed Registration Statement File No. 33-51023 and No. 55137.


                                                    /s/ Fahn Kanne & Co.
                                                      Fahn Kanne & Co.
                                             Certified Public Accountants (Isr.)

Tel-Aviv, Israel
March 27,2000